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                                                                    Exhibit 23.1

                         CONSENT OF INDEPENDENT AUDITORS

   We consent to the reference to our firm under the caption "Experts" and to the use of our report dated April 9, 1999, except for Note 13 as to which the date is November 8, 1999, with respect to the consolidated financial statements of US Unwired Inc. and our report dated April 9, 1999, except for Note 6 as to which the date is October 1, 1999, with respect to the financial statements of Louisiana Unwired, LLC included in the Registration Statement (Form S-4) and related Prospectus of US Unwired Inc.

                                           ERNST & YOUNG LLP

Houston, Texas
December 6, 1999